UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 8, 2006
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective as of March 8, 2006, F5 Networks, Inc. (“F5”) entered into an agreement with each of John Rodriguez, Senior Vice President and Chief Accounting Officer, and Andy Reinland, Senior Vice President and Chief Finance Officer, that amended each such officer’s respective F5 Networks, Inc. 2005 Equity Incentive Plan Award Agreements (each, an “Award Agreement”) to provide for the full acceleration of vesting in the event of a change in control of F5, as defined in the F5 Networks, Inc. 2005 Equity Incentive Plan, with respect to any unvested Restricted Stock Units (“RSUs”) evidenced by such Award Agreements. With respect to Mr. Rodriguez, such amendments modified Award Agreements dated July 1, 2005 (evidencing 15,000 RSUs) and September 30, 2005 (evidencing 5,000 RSUs). With respect to Mr. Reinland, such amendments modified Award Agreements dated July 1, 2005 (evidencing 15,000 RSUs) and September 30, 2005 (evidencing 5,000 RSUs). Such amendments were made to conform the change of control provisions in the Award Agreements for Messrs. Rodriguez and Reinland to those change of control provisions set forth in the Award Agreements for all other executive officers of F5.
The amendment agreements for Messrs. Rodriquez and Reinland are filed with this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference into this report.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amendment to F5 Networks, Inc. 2005 Equity Incentive Plan Award Agreement, dated March 8, 2006, between F5 and John Rodriquez

10.2	Amendment to F5 Networks, Inc. 2005 Equity Incentive Plan Award Agreement, dated March 8, 2006, between F5 and Andy Reinland

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: March 10, 2006	By:	/s/ John McAdam
John McAdam
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to F5 Networks, Inc. 2005 Equity Incentive Plan Award Agreement, dated March 8, 2006, between F5 and John Rodriquez

10.2	Amendment to F5 Networks, Inc. 2005 Equity Incentive Plan Award Agreement, dated March 8, 2006, between F5 and Andy Reinland